                                                                    EXHIBIT 21.0

                                   TELEVIDEO, INC.

                                    SUBSIDIARIES



DOMESTIC

*    Advanced MOS Technology Associates, Inc., a California corporation (20%)

*    TeleVideo Venture Corporation, a Virginia corporation (Inactive)

*    Trimeter Technologies Corporation, a Pennsylvania corporation (36.6%)
     (Inactive)


FOREIGN

*    TeleVideo Informatique Systems, S.A.R.L., a French corporation (Inactive)

*    TeleVideo Systems Deutschland GmbH, a West German corporation (Inactive)

*    TeleVideo Systems International, a Virgin Islands corporation (Inactive)

*    TeleVideo Systems International B.V., a Netherlands corporation (Inactive)

*    TeleVideo Systems International, Ltd., a United Kingdom corporation
     (Inactive)

*    "Three H" Joint Venture, a Commonwealth of Independent States corporation
     (50%)

*     "TeleVideo-RUS," a Commonwealth of Independent States corporation (100%)

*     "TLK, Inc.," a China corporation (20%)